UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported): September 6, 2007

TERADATA CORPORATION

(Exact name of registrant as specified in its charter)

Commission File Number 001-00395

Delaware	75-3236470
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

1700 S. Patterson Blvd.

Dayton, Ohio 45479

(Address of principal executive offices and zip code)

Registrant’s telephone number, including area code: (937) 445-5000

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01	Other Events.

On September 6, 2007, the Board of Directors of Teradata Corporation (“Teradata”) approved the Amended and Restated Certificate of Incorporation of Teradata (“Amended Charter”), a copy of which is attached hereto as Exhibit 3.1 and is incorporated herein by reference. The provisions of the Amended Charter are described in Teradata’s Information Statement (the “Information Statement”), which was filed on August 31, 2007, by NCR Corporation (“NCR”) as Exhibit 99.2 to NCR’s current report on Form 8-K in the form mailed to NCR shareholders and is incorporated herein by reference.

As described in the Information Statement, on September 30, 2007, NCR expects to spin off to holders of shares of NCR common stock as of the close of business on September 14, 2007, all of NCR’s interest in Teradata, its wholly owned subsidiary (the “Spin Off”). In order to implement the Spin Off and related transactions, NCR and Teradata have entered into a Separation and Distribution Agreement dated August 27, 2007, which is attached hereto as Exhibit 10.1 and incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.

Exhibits:

The following exhibits are attached with this current report on Form 8-K:

Exhibit No.	Description

3.1	Amended and Restated Certificate of Incorporation of Teradata Corporation

10.1	Separation and Distribution Agreement between Teradata Corporation and NCR Corporation, dated as of August 27, 2007

99.1	Information Statement of Teradata Corporation, filed as Exhibit 99.2 to Form 8-K filed by NCR Corporation on August 31, 2007, Registration No. 001-33458

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

TERADATA CORPORATION

Date: September 11, 2007	By:	/s/ Laura K. Nyquist
Laura K. Nyquist General Counsel and Secretary

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